Exhibit 10.6

Loan Agreement (4)

Summary of Loan Agreement by and between the Company and Agricultural Bank dated March 30, 2006

Main contents:
•	Contract No: No. (81101200600000562)
•	Loan Amount (RMB) 39 million
•	Contract Term: March 30th, 2006 ~ July 30th, 2006
•	Interest rate: fixed annual rate of 5.22%;
•	Payment of Interest: The interest of the principal shall be paid monthly, and the interest settlement date is on the twentieth date of each month.
•	Purpose of the loan is to purchase raw materials for the Company.
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Liabilities of Breach of Contract Breach of contract penalty; withdrawal of loan, prepayment of principal and interest before maturity, attachment of assets; imposition of compound interest; lawyer’s fee and travel cost in case of litigation due to the Company ‘s breach of contract etc.

Headlines of the articles omitted
•	Outline of the loan
•	Condition precedent to the drawing of the loan
•	Rights and obligations of the lender
•	Rights and obligations of the borrower
•	Prepayment of the loan
•	Breach of Contract
•	Guaranty for the loan
•	Dispute settlement
•	Miscellaneous
•	Effectiveness
•	Validity
•	Attention